333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan Copper & Gold Inc.
Reports Second-Quarter and Six-Month 2012 Results

▪
Net income attributable to common stock for second-quarter 2012 was $710 million, $0.74 per share, compared with net income of $1.4 billion, $1.43 per share, for second-quarter 2011. Net income attributable to common stock for the first six months of 2012 was $1.5 billion, $1.55 per share, compared with $2.9 billion, $3.00 per share, for the first six months of 2011.

▪
Consolidated sales from mines for second-quarter 2012 totaled 927 million pounds of copper, 266 thousand ounces of gold and 20 million pounds of molybdenum, compared with 1.0 billion pounds of copper, 356 thousand ounces of gold and 21 million pounds of molybdenum for second-quarter 2011.

▪
Consolidated sales from mines for the year 2012 are expected to approximate 3.6 billion pounds of copper, 1.1 million ounces of gold and 81 million pounds of molybdenum, including 885 million pounds of copper, 225 thousand ounces of gold and 20 million pounds of molybdenum for third-quarter 2012.

▪
Consolidated unit net cash costs (net of by-product credits) averaged $1.49 per pound of copper for second-quarter 2012, compared with $0.93 per pound for second-quarter 2011. Based on current 2012 sales volume and cost estimates and assuming average prices of $1,600 per ounce for gold and $13 per pound for molybdenum for the second half of 2012, consolidated unit net cash costs (net of by-product credits) are estimated to average $1.47 per pound of copper for the year 2012.

▪
Operating cash flows totaled $1.2 billion for second-quarter 2012 and $2.0 billion (net of $774 million in working capital uses and other tax payments) for the first six months of 2012, compared with $1.7 billion for second-quarter 2011 and $4.0 billion (net of $382 million in working capital uses and other tax payments) for the first six months of 2011. Based on current 2012 sales volume and cost estimates and assuming average prices of $3.50 per pound for copper, $1,600 per ounce for gold and $13 per pound for molybdenum for the second half of 2012, operating cash flows are estimated to approximate $4.0 billion for the year 2012 (net of an estimated $1.2 billion in working capital uses and other tax payments).

▪
Capital expenditures totaled $840 million for second-quarter 2012 and $1.5 billion for the first six months of 2012, compared with $527 million for second-quarter 2011 and $1.0 billion for the first six months of 2011. Capital expenditures are expected to approximate $4.0 billion for the year 2012, including $2.5 billion for major projects and $1.5 billion for sustaining capital.

▪
During second-quarter 2012, the Climax molybdenum mine began commercial production. Production from the Climax mine is expected to ramp up to a rate of 20 million pounds of molybdenum per year during 2013.

▪	At June 30, 2012, consolidated cash approximated $4.5 billion and total debt approximated $3.5 billion.

▪
In May 2012, FCX paid a quarterly common stock dividend of $0.3125 per share, following the February 2012 authorization by the Board of Directors to increase the annual dividend rate to $1.25 per share.

Freeport-McMoRan Copper & Gold                             1

PHOENIX, AZ, July 19, 2012 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported second-quarter 2012 net income attributable to common stock of $710 million, $0.74 per share, compared with $1.4 billion, $1.43 per share, for second-quarter 2011. Second-quarter 2012 net income included charges for environmental obligations and related litigation reserves totaling $53 million ($0.06 per share), compared with $40 million ($0.04 per share) in second-quarter 2011. For the first six months of 2012, FCX reported net income attributable to common stock of $1.5 billion, $1.55 per share, compared with $2.9 billion, $3.00 per share, for the first six months of 2011.

James R. Moffett, Chairman of the Board, and Richard C. Adkerson, President and Chief Executive Officer, said, "Our second-quarter results reflect our global team's focus on achieving strong operating results in a safe and efficient fashion, and the pursuit of opportunities to grow our production and large resource base.  We are on track to increase our annual copper production by more than 25 percent over the next three years through financially attractive brownfield investments. We are positive about the long-term fundamentals of the metals we produce, our geographically diverse portfolio of large-scale operations with long-lived reserves and mineral resources, and the strong track record of our team to execute our plans."

SUMMARY FINANCIAL AND OPERATING DATA

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2012		2011		2012		2011
Financial Data (in millions, except per share amounts)
Revenues[a]	$4,475		$5,814		$9,080		$11,523
Operating income[b]	$1,311	[c]	$2,757	[c]	$3,045	[c]	$5,693	[c]
Net income attributable to common stock	$710	[c]	$1,368	[c,d]	$1,474	[c,d]	$2,867	[c,d]
Diluted net income per share of common stock	$0.74	[c]	$1.43	[c,d]	$1.55	[c,d]	$3.00	[c,d]
Diluted weighted-average common shares outstanding	953		956		954		956
Operating cash flows	$1,182	[e]	$1,680	[e]	$1,983	[e]	$4,039	[e]
Capital expenditures	$840		$527		$1,547		$1,032

Mining Operating Data
Copper (millions of recoverable pounds)
Production	887		967		1,720		1,917
Sales, excluding purchases	927		1,002		1,754		1,928
Average realized price per pound	$3.53		$4.22		$3.61		$4.24
Site production and delivery costs per pound[f]	$2.01		$1.63		$1.98		$1.62
Unit net cash costs per pound[f]	$1.49		$0.93		$1.38		$0.87
Gold (thousands of recoverable ounces)
Production	251		351		503		817
Sales, excluding purchases	266		356		554		836
Average realized price per ounce	$1,588		$1,509		$1,639		$1,466
Molybdenum (millions of recoverable pounds)
Production	20		22		41		42
Sales, excluding purchases	20		21		41		41
Average realized price per pound	$15.44		$18.16		$15.39		$18.13

a.	Includes the impact of adjustments to provisionally priced sales recognized in prior periods (refer to the "Consolidated Statements of Income" on page IV for further discussion).

b.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur (refer to the "Consolidated Statements of Income" on page IV for a summary of net impacts from changes in these deferrals).

c.
Includes charges for adjustments to environmental obligations and related litigation reserves totaling $66 million ($53 million to net income or $0.06 per share) for the second quarter and first six months of 2012 and $49 million ($40 million to net income or $0.04 per share) for the second quarter and first six months of 2011.

d.
Includes losses on early extinguishment of debt totaling $54 million ($0.06 per share) in second-quarter 2011, $149 million ($0.16 per share) for the first six months of 2012 and $60 million ($0.06 per share) for the first six months of 2011.

Freeport-McMoRan Copper & Gold                             2

e.
Includes working capital uses and other tax payments of $54 million for second-quarter 2012, $496 million for second-quarter 2011, $774 million for the first six months of 2012 and $382 million for the first six months of 2011.

f.
Reflects per pound weighted-average site production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, excluding net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

OPERATIONS
Consolidated. Second-quarter 2012 consolidated sales of 927 million pounds of copper and 266 thousand ounces of gold were higher than the April 2012 estimates of 895 million pounds of copper and 235 thousand ounces of gold primarily reflecting higher copper sales volumes in North America and higher gold sales volumes in Indonesia, principally timing related. Second-quarter 2012 consolidated sales were lower than second-quarter 2011 sales of 1.0 billion pounds of copper and 356 thousand ounces of gold primarily reflecting lower ore grades and production rates in Indonesia. Lower copper sales volumes also reflected lower ore grades in South America, partly offset by increased production in North America and Africa.
Operations and productivity at PT Freeport Indonesia have continued to improve following the first-quarter 2012 work interruptions in connection with efforts to resume normal operations. PT Freeport Indonesia's milling rates averaged 179,500 metric tons of ore per day in second-quarter 2012, compared with the first-quarter 2012 average of 114,800 metric tons of ore per day. Mining operations in the Grasberg open pit are approaching normal levels and underground mining operations at the Deep Ore Zone (DOZ) underground mine continue to be ramped up following the 2011 work stoppages. Mining rates at the DOZ underground mine averaged 45,400 metric tons per day in second-quarter 2012 and are expected to reach 80,000 metric tons per day in fourth-quarter 2012.
Second-quarter 2012 consolidated molybdenum sales of 20 million pounds approximated the April 2012 estimate of 20 million pounds and second-quarter 2011 sales of 21 million pounds.
Consolidated sales from mines for the year 2012 are expected to approximate 3.6 billion pounds of copper, 1.1 million ounces of gold and 81 million pounds of molybdenum, including 885 million pounds of copper, 225 thousand ounces of gold and 20 million pounds of molybdenum in third-quarter 2012. FCX's revised 2012 estimates are lower than previous estimates reported in April by approximately 85 million pounds of copper and 60 thousand ounces of gold primarily because of mine sequencing changes and slower underground ramp-up at PT Freeport Indonesia and revisions to El Abra production.
As anticipated, consolidated average unit net cash costs (net of by-product credits) of $1.49 per pound of copper in second-quarter 2012 were higher than unit net cash costs of $0.93 per pound in second-quarter 2011 primarily because of lower volumes in Indonesia, higher mining rates in North America and lower by-product credits.
Quarterly unit net cash costs will vary with fluctuations in sales volumes and average realized prices for gold and molybdenum. Assuming average prices of $1,600 per ounce of gold and $13 per pound of molybdenum for the second half of 2012 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for FCX's copper mining operations are expected to average approximately $1.47 per pound of copper for the year 2012. Projected unit net cash costs for 2012 are slightly higher than previous estimates reported in April primarily because of lower by-product credits. The impact of price changes for the second half of 2012 on consolidated unit net cash costs would approximate $0.01 per pound for each $50 per ounce change in the average price of gold and $0.01 per pound for each $2 per pound change in the average price of molybdenum. Assuming consistent commodity price assumptions, unit net cash costs for 2013 are expected to be lower than 2012 because of projected increased copper and gold volumes at Grasberg.

Freeport-McMoRan Copper & Gold                             3

North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Tyrone and Chino in New Mexico. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method. In addition to copper, certain of FCX's North America copper mines (Sierrita, Bagdad, Morenci and Chino) also produce molybdenum concentrates.
Operating and Development Activities. FCX has completed projects to increase production at its North America copper mines, including restarting milling operations and increasing mining rates at Morenci and Chino, and restarting the Miami mine. Ramp up activities at Chino are continuing, with annual production of approximately 250 million pounds of copper targeted in 2014. FCX continues to evaluate a number of opportunities to invest in additional production capacity at several of its North America copper mines. Exploration results in recent years indicate the potential for significant additional sulfide development in North America.
At Morenci, FCX completed a feasibility study to expand mining and milling capacity to process additional sulfide ores identified through exploratory drilling. The approximate $1.4 billion project would target incremental annual production of approximately 225 million pounds of copper in 2014 through an increase in milling rates from the current level of 50,000 metric tons of ore per day to approximately 115,000 metric tons of ore per day, and mining rates from the current level of 700,000 short tons per day to 900,000 short tons per day. FCX has commenced initial construction and engineering, and procurement activities are in progress.
Operating Data. Following is summary consolidated operating data for the North America copper mines for the second quarters and first six months of 2012 and 2011:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	331	313	668	595
Sales, excluding purchases	361	331	699	607
Average realized price per pound	$3.57	$4.19	$3.68	$4.28

Molybdenum (millions of recoverable pounds)
Production[a]	9	10	19	17

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.88	$1.78	$1.84	$1.76
By-product credits, primarily molybdenum[b]	(0.36)	(0.52)	(0.39)	(0.50)
Treatment charges	0.10	0.10	0.12	0.10
Unit net cash costs[c]	$1.62	$1.36	$1.57	$1.36

a.	Reflects molybdenum production from certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division (refer to page 9).

b.	Molybdenum credits reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Consolidated copper sales volumes from North America of 361 million pounds in second-quarter 2012 were higher than second-quarter 2011 sales of 331 million pounds primarily reflecting increased production at Chino and Safford.
FCX expects sales from the North America copper mines to approximate 1.3 billion pounds of copper for the year 2012, compared with 1.2 billion pounds of copper in 2011.
As anticipated, average unit net cash costs (net of by-product credits) for the North America copper mines of $1.62 per pound of copper in second-quarter 2012 were higher than unit net cash costs of $1.36 per pound in second-quarter 2011 reflecting increased mining rates and lower molybdenum credits, partly offset by higher volumes.

Freeport-McMoRan Copper & Gold                             4

FCX estimates that average unit net cash costs (net of by-product credits) for the North America copper mines would approximate $1.65 per pound of copper for the year 2012, based on current sales volume and cost estimates and assuming an average molybdenum price of $13 per pound for the second half of 2012. North America's average unit net cash costs for 2012 would change by approximately $0.02 per pound for each $2 per pound change in the average price of molybdenum for the second half of 2012.

South America Mining. FCX operates four copper mines in South America - Cerro Verde in Peru and El Abra, Candelaria and Ojos del Salado in Chile. FCX owns a 53.56 percent interest in Cerro Verde, a 51 percent interest in El Abra, and an 80 percent interest in both the Candelaria and Ojos del Salado mining complexes. All operations in South America are consolidated in FCX's financial statements. South America mining includes open-pit and underground mining. In addition to copper, the Cerro Verde mine produces molybdenum concentrates, and the Candelaria and Ojos del Salado mines produce gold and silver.
Operating and Development Activities. During 2011, FCX commenced production from El Abra's sulfide ores. Production from the sulfide ore is expected to approximate 300 million pounds of copper per year, replacing the currently depleting oxide copper production.
FCX is also engaged in pre-feasibility studies for a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results at El Abra indicate the potential for a significant sulfide resource. Exploration activities are continuing.
At Cerro Verde, plans for a large-scale concentrator expansion continue to be advanced. The approximate $4 billion project would expand the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of molybdenum beginning in 2016. An environmental impact assessment was filed in fourth-quarter 2011. Permitting is being advanced and engineering and procurement of long-lead items are in progress.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the second quarters and first six months of 2012 and 2011:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	304	327	597	644
Sales	301	331	587	643
Average realized price per pound	$3.51	$4.24	$3.56	$4.24

Gold (thousands of recoverable ounces)
Production	18	24	37	48
Sales	16	25	35	49
Average realized price per ounce	$1,596	$1,515	$1,630	$1,467

Molybdenum (millions of recoverable pounds)
Production[a]	2	3	4	6

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.56	$1.26	$1.55	$1.28
By-product credits	(0.23)	(0.37)	(0.26)	(0.37)
Treatment charges	0.16	0.19	0.16	0.19
Unit net cash costs[b]	$1.49	$1.08	$1.45	$1.10

a.	Reflects molybdenum production from Cerro Verde. Sales of molybdenum are reflected in the Molybdenum division (refer to page 9).

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Freeport-McMoRan Copper & Gold                             5

Copper sales from South America mining of 301 million pounds in second-quarter 2012 were lower than second-quarter 2011 sales of 331 million pounds primarily reflecting anticipated lower ore grades at Cerro Verde and Candelaria, partly offset by increased production at El Abra.
FCX expects South America's sales to approximate of 1.2 billion pounds of copper and 100 thousand ounces of gold for the year 2012, compared with 2011 sales of 1.3 billion pounds of copper and 101 thousand ounces of gold. Copper sales estimates for South America are approximately 35 million pounds lower than previous estimates reported in April because of revisions to El Abra production.
As anticipated, average unit net cash costs (net of by-product credits) for South America of $1.49 per pound of copper in second-quarter 2012 were higher than unit net cash costs of $1.08 per pound in second-quarter 2011, primarily reflecting lower copper sales volumes, lower by-product credits and increased mining costs.
FCX estimates that average unit net cash costs (net of by-product credits) for South America mining would approximate $1.48 per pound of copper for the year 2012, based on current sales volume and cost estimates and assuming average prices of $1,600 per ounce of gold and $13 per pound of molybdenum for the second half of 2012.

Indonesia Mining. Through its 90.64 percent owned and wholly consolidated subsidiary PT Freeport Indonesia, FCX operates the world's largest copper and gold mine in terms of reserves at its Grasberg operations in Papua, Indonesia. PT Freeport Indonesia produces copper concentrates, which contain significant quantities of gold and also silver.
Operating and Development Activities. FCX has several projects in progress in the Grasberg minerals district, primarily related to the development of the large-scale, high-grade underground ore bodies located beneath and nearby the Grasberg open pit. In aggregate, these underground ore bodies are expected to ramp up over several years to approximately 240,000 metric tons of ore per day following the currently anticipated transition from the Grasberg open pit in 2016. Over the next five years, estimated aggregate capital spending on these projects is expected to average $700 million per year ($550 million per year net to PT Freeport Indonesia). Considering the long-term nature and large size of these projects, actual costs could differ materially from these estimates.
The high-grade Big Gossan underground mine, which began producing in fourth-quarter 2010, is expected to reach full rates of 7,000 metric tons of ore per day in 2013. Substantial progress has been made in developing infrastructure and underground workings that will enable access to the underground ore bodies. Development of both the Grasberg Block Cave and Deep Mill Level Zone spurs is advancing, and the tunneling required to reach these underground ore bodies is complete.

Freeport-McMoRan Copper & Gold                             6

Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the second quarters and first six months of 2012 and 2011:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	173	261	296	545
Sales	183	265	317	543
Average realized price per pound	$3.49	$4.26	$3.56	$4.23

Gold (thousands of recoverable ounces)
Production	230	325	459	766
Sales	247	330	513	784
Average realized price per ounce	$1,587	$1,509	$1,639	$1,466

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$3.23	$1.93	$3.35	$1.88
Gold and silver credits	(2.20)	(2.06)	(2.75)	(2.20)
Treatment charges	0.21	0.18	0.20	0.18
Royalty on metals	0.13	0.17	0.13	0.16
Unit net cash costs[a]	$1.37	$0.22	$0.93	$0.02

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Indonesia's second-quarter 2012 copper sales of 183 million pounds and gold sales of 247 thousand ounces were significantly lower than second-quarter 2011 copper sales of 265 million pounds and gold sales of 330 thousand ounces, primarily reflecting anticipated lower ore grades and production rates.
Operations and productivity at PT Freeport Indonesia have continued to improve following the first-quarter 2012 work interruptions in connection with efforts to resume normal operations. PT Freeport Indonesia's milling rates averaged 179,500 metric tons of ore per day in second-quarter 2012, compared with the first-quarter 2012 average of 114,800 metric tons of ore per day. Mining operations in the Grasberg open pit are approaching normal levels and underground mining operations at the DOZ underground mine continue to be ramped up following the 2011 work stoppages. Mining rates at the DOZ underground mine averaged 45,400 metric tons per day in second-quarter 2012 and are expected to reach 80,000 metric tons per day in fourth-quarter 2012.
At the Grasberg mine, the sequencing of mining areas with varying ore grades also causes fluctuations in the timing of ore production resulting in varying quarterly and annual sales of copper and gold. FCX expects sales from Indonesia to approximate 750 million pounds of copper and 960 thousand ounces of gold for the year 2012, compared with 846 million pounds of copper and 1.3 million ounces of gold for the year 2011. PT Freeport Indonesia's revised sales estimates for 2012 are lower than previous estimates reported in April by approximately 50 million pounds of copper and 60 thousand ounces of gold because of a deferral of access to high-grade material in the open pit to future periods and a slower than expected ramp-up of the DOZ underground mine. FCX expects sales from Indonesia to increase in 2013 as PT Freeport Indonesia gains access to higher ore grades.
Indonesia's unit net cash costs (including gold and silver credits) of $1.37 per pound of copper in second-quarter 2012 were higher than unit net cash costs of $0.22 per pound in second-quarter 2011 primarily reflecting lower sales volumes.
Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on volumes of copper and gold sold, as well as average realized gold prices during the period. FCX estimates Indonesia's average unit net cash costs (net of gold and silver credits) would approximate $1.24 per pound of copper for the year 2012, based on current sales volume and cost estimates and assuming an average gold price of $1,600 per ounce for the second half of 2012. Projected unit net cash costs for 2012 are higher than

Freeport-McMoRan Copper & Gold                             7

previous estimates reported in April primarily because of lower copper sales volumes and lower by-product credits. Indonesia's unit net cash costs for 2012 would change by approximately $0.04 per pound for each $50 per ounce change in the average price of gold for the second half of 2012. FCX expects Indonesia's unit net cash costs to decline significantly in future years, compared to the year 2012, because of higher projected copper and gold volumes.

Africa Mining. Through its 56 percent owned and wholly consolidated subsidiary Tenke Fungurume Mining S.A.R.L (TFM), FCX operates the Tenke Fungurume (Tenke) mine in the Katanga province of the Democratic Republic of Congo (DRC). In addition to copper, the Tenke mine produces cobalt hydroxide.
Operating and Development Activities. The milling facilities at Tenke, which were designed to produce at a rate of 8,000 metric tons of ore per day, continue to perform above capacity, with throughput averaging 12,900 metric tons of ore per day in second-quarter 2012 and 12,500 metric tons of ore per day for the first six months of 2012. Higher mining rates have increased copper production from the initial project capacity of 250 million pounds per year to approximately 290 million pounds per year.
FCX is constructing a second phase of the project, which would include optimizing the current plant and increasing capacity. FCX plans to expand the mill rate to 14,000 metric tons of ore per day and is constructing related processing facilities that would target the addition of approximately 150 million pounds of copper per year in 2013. The approximate $850 million project includes mill upgrades, additional mining equipment, a new tankhouse and a sulphuric acid plant expansion. Construction activities are progressing well and are expected to be completed by year-end 2012.
FCX continues to engage in drilling activities, exploration analyses and metallurgical testing to evaluate the potential of the highly prospective minerals district at Tenke. These analyses are being incorporated in future plans to evaluate opportunities for expansion. Future expansions are subject to a number of factors, including economic and market conditions, and the business and investment climate in the DRC.
Operating Data. Following is summary consolidated operating data for the Africa mining operations for the second quarters and first six months of 2012 and 2011:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	79	66	159	133
Sales	82	75	151	135
Average realized price per pound[a]	$3.45	$4.08	$3.54	$4.11

Cobalt (millions of contained pounds)
Production	6	6	12	12
Sales	6	7	11	13
Average realized price per pound	$8.24	$11.16	$8.40	$11.02

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.48	$1.62	$1.49	$1.57
Cobalt credits[b]	(0.33)	(0.77)	(0.34)	(0.76)
Royalty on metals	0.07	0.09	0.08	0.10
Unit net cash costs[c]	$1.22	$0.94	$1.23	$0.91

a.	Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Freeport-McMoRan Copper & Gold                             8

Copper sales from Africa of 82 million pounds in second-quarter 2012 were higher than second-quarter 2011 copper sales of 75 million pounds primarily reflecting higher mining and milling rates.
FCX expects Africa's sales to approximate 310 million pounds of copper and 25 million pounds of cobalt for the year 2012, compared with 283 million pounds of copper and 25 million pounds of cobalt for the year 2011.
Africa's unit net cash costs (net of cobalt credits) of $1.22 per pound of copper in second-quarter 2012 were higher than unit net cash costs of $0.94 per pound in second-quarter 2011 primarily reflecting lower cobalt credits, partly offset by higher copper volumes.
FCX estimates Africa's average unit net cash costs would approximate $1.16 per pound of copper for the year 2012, based on current sales volume and cost estimates and assuming an average cobalt price of $12 per pound for the second half of 2012. Africa's unit net cash costs for 2012 would change by approximately $0.06 per pound for each $2 per pound change in the average price of cobalt for the second half of 2012.

Molybdenum. FCX is the world's largest producer of molybdenum. FCX conducts molybdenum mining operations at its wholly owned Henderson underground mine and Climax open-pit mine in Colorado, and also sells molybdenum produced from its North and South America copper mines.
Development Activities. Construction activities at the Climax molybdenum mine, which included the installation of a 25,400 metric ton per day mill facility, mining equipment and environmental management systems, is substantially complete. During second-quarter 2012, the operation began commercial production. Production from Climax is expected to ramp up to a rate of 20 million pounds of molybdenum per year during 2013 and, depending on market conditions, may be increased to 30 million pounds of molybdenum per year. FCX intends to operate the Climax and Henderson mines in a flexible manner to meet market requirements. FCX believes that Climax is one of the most attractive primary molybdenum mines in the world, with large-scale production capacity, attractive cash costs and future growth options.
Operating Data. Following is summary consolidated operating data for the Molybdenum operations for the second quarters and first six months of 2012 and 2011:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Molybdenum (millions of recoverable pounds)
Production[a]	9	9	18	19
Sales, excluding purchases[b]	20	21	41	41
Average realized price per pound	$15.44	$18.16	$15.39	$18.13

Henderson's unit net cash cost per pound
of molybdenum[c]	$6.83	$6.21	$6.85	$6.17

a.	Reflects production at the Henderson molybdenum mine. The 2012 periods also include production of 1 million pounds from the Climax molybdenum mine beginning in May 2012.

b.	Includes sales of molybdenum produced at the North and South America copper mines.

c.
Reflects unit net cash costs for the Henderson molybdenum mine, excluding net noncash and other costs. For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Consolidated molybdenum sales of 20 million pounds in second-quarter 2012 were slightly lower than second-quarter 2011 sales of 21 million pounds. For the year 2012, FCX expects molybdenum sales to approximate 81 million pounds (including production of approximately 42 million pounds from the North and South America copper mines), compared with 79 million pounds in 2011 (including production of 45 million pounds from the North and South America copper mines).
Unit net cash costs at the Henderson mine of $6.83 per pound of molybdenum in second-quarter 2012 were higher than unit net cash costs of $6.21 per pound in second-quarter 2011 primarily reflecting lower volumes.

Freeport-McMoRan Copper & Gold                             9

Based on current sales volume and cost estimates, FCX expects average unit net cash costs for the Henderson mine to approximate $7.00 per pound of molybdenum for the year 2012.

EXPLORATION ACTIVITIES
FCX is actively conducting exploration activities near its existing mines with a focus on opportunities to expand reserves that will support the development of additional future production capacity in the large minerals districts where it currently operates. Exploration results indicate opportunities for significant future potential reserve additions in North and South America and in the Tenke Fungurume minerals district. The drilling data in North America continue to indicate the potential for expanded sulfide production.
Exploration spending for the year 2012 is expected to approximate $275 million, compared to $221 million in 2011. Exploration activities will continue to focus primarily on the potential for future reserve additions in FCX's existing minerals districts.

PROVISIONAL PRICING AND OTHER
For the first six months of 2012, 43 percent of FCX's mined copper was sold in concentrate, 29 percent as rod from North America operations and 28 percent as cathode. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $3.57 per pound during second-quarter 2012, compared to FCX's average realized price of $3.53 per pound.
At March 31, 2012, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 214 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average price of $3.83 per pound. Lower prices during second-quarter 2012 resulted in adjustments to these provisionally priced copper sales and unfavorably impacted second-quarter 2012 consolidated revenues by $75 million ($31 million to net income attributable to common stock or $0.03 per share), compared with adjustments to the March 31, 2011, provisionally priced copper sales that unfavorably impacted second-quarter 2011 consolidated revenues by $47 million ($23 million to net income attributable to common stock or $0.02 per share). Adjustments to the December 31, 2011, provisionally priced copper sales favorably impacted consolidated revenues by $101 million ($43 million to net income attributable to common stock or $0.05 per share) for the first six months of 2012, compared with adjustments to the December 31, 2010, provisionally priced copper sales that unfavorably impacted consolidated revenues by $12 million ($5 million to net income attributable to common stock or $0.01 per share) for the first six months of of 2011.
At June 30, 2012, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 329 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $3.49 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the June 30, 2012, provisional price recorded would have an approximate $22 million effect on its 2012 consolidated revenues ($11 million to net income attributable to common stock). The LME spot copper price closed at $3.45 per pound on July 18, 2012.
FCX defers recognizing profits on its sales from its Indonesia, South America, North America and Africa mining operations to Atlantic Copper and on 25 percent of Indonesia's mining sales to PT Smelting (PT Freeport Indonesia's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. FCX's net deferred profits on its Indonesia, South America and North America concentrate inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $52 million at June 30, 2012. Refer to the "Consolidated Statements of Income" on page IV for a summary of net impacts from changes in these deferrals. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings. As PT Freeport Indonesia's sales volumes increase in the second half of 2012, FCX expects to defer a significant amount of PT Freeport Indonesia's profit on intercompany sales until final sales to third parties occur.

Freeport-McMoRan Copper & Gold                             10

CASH FLOWS
FCX generated operating cash flows of $1.2 billion for second-quarter 2012 and $2.0 billion for the first six months of 2012. These amounts were net of working capital uses and other tax payments of $54 million for the second quarter and $774 million for the six-month period.
Based on current sales volume and cost estimates and assuming average prices of $3.50 per pound of copper, $1,600 per ounce of gold and $13 per pound of molybdenum for the second half of 2012, FCX's consolidated operating cash flows are estimated to approximate $4.0 billion for the year 2012 (net of an estimated $1.2 billion in working capital uses and other tax payments). The impact of price changes for the second half of 2012 on operating cash flows would approximate $80 million for each $0.05 per pound change in the average price of copper, $25 million for each $50 per ounce change in the average price of gold and $40 million for each $2 per pound change in the average price of molybdenum.
Capital expenditures, including capitalized interest, totaled $840 million for second-quarter 2012 and $1.5 billion for the first six months of 2012. FCX's capital expenditures are currently estimated to approximate $4.0 billion for the year 2012 (including $2.5 billion for major projects and $1.5 billion for sustaining capital). Major projects for 2012 primarily include underground development activities at Grasberg and the expansion projects at Tenke, Cerro Verde and Morenci. FCX is also considering additional investments at several of its sites. Capital spending plans will continue to be reviewed and adjusted in response to changes in market conditions and other factors.

CASH AND DEBT
At June 30, 2012, FCX had consolidated cash of $4.5 billion. Net of noncontrolling interests' share, taxes and other costs, cash available to the parent company totaled $3.4 billion as shown below (in billions):

June 30,
2012
Cash at domestic companies[a]	$1.9
Cash at international operations	2.6
Total consolidated cash and cash equivalents	4.5
Less: Noncontrolling interests' share	(0.9)
Cash, net of noncontrolling interests' share	3.6
Less: Withholding taxes and other	(0.2)
Net cash available	$3.4

a. Includes cash at FCX's parent company and North America operations.
At June 30, 2012, FCX had $3.5 billion in debt. FCX had no borrowings and $44 million of letters of credit issued under its revolving credit facility, resulting in total availability of approximately $1.5 billion at June 30, 2012.
In first-quarter 2012, FCX sold $3.0 billion of senior notes in three tranches with a weighted average interest rate of approximately three percent. FCX used the proceeds from this offering (plus cash on hand), to redeem the remaining $3.0 billion of its 8.375% Senior Notes. Annual interest cost savings associated with this refinancing approximates $160 million. Annual interest cost savings associated with this transaction and debt repayments since January 1, 2009, approximate $420 million per year, based on current interest rates.

FINANCIAL POLICY
FCX has a long-standing tradition of seeking to build shareholder value through investing in projects with attractive rates of return and returning cash to shareholders through common stock dividends and share purchases. FCX's current annual dividend rate is $1.25 per share ($0.3125 per share quarterly). FCX paid common stock dividends of $535 million for the first six months of 2012. FCX intends to continue to maintain a strong financial position, invest aggressively in attractive growth projects and provide cash returns to shareholders. The Board will continue to review FCX's financial policy on an ongoing basis.

Freeport-McMoRan Copper & Gold                             11

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's second-quarter 2012 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing "www.fcx.com." A replay of the webcast will be available through Friday, August 17, 2012.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world's largest producer of molybdenum.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, the world’s largest copper and gold mine in terms of recoverable reserves; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; and the Tenke Fungurume minerals district in the Democratic Republic of Congo. Additional information about FCX is available on FCX's website at "www.fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding projected ore grades and milling rates, projected production and sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, exploration efforts and results, mine production and development plans, the impact of deferred intercompany profits on earnings, liquidity, other financial commitments and tax rates, the impact of copper, gold, molybdenum and cobalt price changes, future dividend payments and potential share purchases. The words "anticipates," "may," "can," "plans," "believes," "estimates," "expects," "projects," "intends," "likely," "will," "should," "to be," and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of FCX's Board of Directors (the Board) and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include commodity prices, mine sequencing, production rates, industry risks, regulatory changes, political risks, the outcome of ongoing discussions with the Indonesian government, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, environmental risks, litigation results, currency translation risks and other factors described in more detail under the heading "Risk Factors" in FCX's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."
# # #

Freeport-McMoRan Copper & Gold                             12

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Three Months Ended June 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2012	2011	2012	2011
(FCX's net interest in %)
North America
Morenci (85%)[a]	129	135	141	142
Bagdad (100%)	48	48	52	54
Safford (100%)	46	37	50	38
Sierrita (100%)	39	45	45	46
Miami (100%)	17	15	19	15
Tyrone (100%)	20	18	21	22
Chino (100%)	31	14	32	13
Other (100%)	1	1	1	1
Total North America	331	313	361	331

South America
Cerro Verde (53.56%)	151	170	149	173
El Abra (51%)	82	66	87	60
Candelaria/Ojos del Salado (80%)	71	91	65	98
Total South America	304	327	301	331

Indonesia
Grasberg (90.64%)[b]	173	261	183	265

Africa
Tenke Fungurume (56%)[c]	79	66	82	75

Consolidated	887	967	927	1,002
Less noncontrolling interests	175	181	178	186
Net	712	786	749	816

Consolidated sales from mines			927	1,002
Purchased copper			25	57
Total copper sales, including purchases			952	1,059

Average realized price per pound			$3.53	$4.22

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	3	2	3	1
South America (80%)	18	24	16	25
Indonesia (90.64%)[b]	230	325	247	330
Consolidated	251	351	266	356
Less noncontrolling interests	25	35	27	36
Net	226	316	239	320

Consolidated sales from mines			266	356
Purchased gold			1	—
Total gold sales, including purchases			267	356

Average realized price per ounce			$1,588	$1,509

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	8	9	N/A	N/A
Climax (100%)[d]	1	—	N/A	N/A
North America (100%)[a]	9	10	N/A	N/A
Cerro Verde (53.56%)	2	3	N/A	N/A
Consolidated	20	22	20	21
Less noncontrolling interests	1	2	1	1
Net	19	20	19	20

Consolidated sales from mines			20	21
Purchased molybdenum			—	—
Total molybdenum sales, including purchases			20	21

Average realized price per pound			$15.44	$18.16

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)[c]	6	6	6	7
Less noncontrolling interests	2	2	3	3
Net	4	4	3	4

Average realized price per pound			$8.24	$11.16

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.
c. Effective March 26, 2012, FCX's interest in Tenke Fungurume was reduced from 57.75 percent to 56 percent (prospectively).
d. Results represent Climax's mining operations since the start of commercial production in May 2012.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Six Months Ended June 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2012	2011	2012	2011
(FCX's net interest in %)
North America
Morenci (85%)[a]	259	257	273	260
Bagdad (100%)	96	97	101	104
Safford (100%)	92	65	95	68
Sierrita (100%)	82	85	89	85
Miami (100%)	37	29	39	25
Tyrone (100%)	40	37	41	41
Chino (100%)	60	23	59	22
Other (100%)	2	2	2	2
Total North America	668	595	699	607

South America
Cerro Verde (53.56%)	290	345	285	342
El Abra (51%)	164	114	166	110
Candelaria/Ojos del Salado (80%)	143	185	136	191
Total South America	597	644	587	643

Indonesia
Grasberg (90.64%)[b]	296	545	317	543

Africa
Tenke Fungurume (56%)[c]	159	133	151	135

Consolidated	1,720	1,917	1,754	1,928
Less noncontrolling interests	340	360	336	359
Net	1,380	1,557	1,418	1,569

Consolidated sales from mines			1,754	1,928
Purchased copper			52	134
Total copper sales, including purchases			1,806	2,062

Average realized price per pound			$3.61	$4.24

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	7	3	6	3
South America (80%)	37	48	35	49
Indonesia (90.64%)[b]	459	766	513	784
Consolidated	503	817	554	836
Less noncontrolling interests	50	81	55	83
Net	453	736	499	753

Consolidated sales from mines			554	836
Purchased gold			1	—
Total gold sales, including purchases			555	836

Average realized price per ounce			$1,639	$1,466

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	17	19	N/A	N/A
Climax (100%)[d]	1	—	N/A	N/A
North America (100%)[a]	19	17	N/A	N/A
Cerro Verde (53.56%)	4	6	N/A	N/A
Consolidated	41	42	41	41
Less noncontrolling interests	2	3	2	2
Net	39	39	39	39

Consolidated sales from mines			41	41
Purchased molybdenum			—	—
Total molybdenum sales, including purchases			41	41

Average realized price per pound			$15.39	$18.13

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)[c]	12	12	11	13
Less noncontrolling interests	5	5	5	6
Net	7	7	6	7

Average realized price per pound			$8.40	$11.02

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.
c. Effective March 26, 2012, FCX's interest in Tenke Fungurume was reduced from 57.75 percent to 56 percent (prospectively).
d. Results represent Climax's mining operations since the start of commercial production in May 2012.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	948,600	847,500	990,800	829,700
Average copper ore grade (percent)	0.21	0.24	0.22	0.24
Copper production (millions of recoverable pounds)	210	201	428	383

Mill Operations
Ore milled (metric tons per day)	228,300	221,100	232,200	217,300
Average ore grades (percent):
Copper	0.37	0.38	0.37	0.37
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	85.3	84.3	82.6	83.2
Production (millions of recoverable pounds):
Copper	144	136	286	258
Molybdenum	9	10	19	17

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	242,700	241,200	219,500	251,600
Average copper ore grade (percent)	0.54	0.47	0.55	0.43
Copper production (millions of recoverable pounds)	113	113	231	203

Mill Operations
Ore milled (metric tons per day)	192,600	197,600	189,300	194,700
Average ore grades:
Copper (percent)	0.58	0.62	0.57	0.65
Gold (grams per metric ton)	0.08	0.11	0.09	0.11
Molybdenum (percent)	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	88.6	89.3	88.9	90.4
Production (recoverable):
Copper (millions of pounds)	191	214	366	441
Gold (thousands of ounces)	18	24	37	48
Molybdenum (millions of pounds)	2	3	4	6

100% Indonesia Mining
Ore milled (metric tons per day)	179,500	220,000	147,100	221,100
Average ore grades:
Copper (percent)	0.57	0.77	0.59	0.77
Gold (grams per metric ton)	0.58	0.79	0.68	0.84
Recovery rates (percent):
Copper	88.9	87.8	89.2	87.5
Gold	76.2	79.5	79.0	80.8
Production (recoverable):
Copper (millions of pounds)	173	282	296	566
Gold (thousands of ounces)	230	394	459	853

100% Africa Mining
Ore milled (metric tons per day)	12,900	9,700	12,500	10,200
Average ore grades (percent):
Copper	3.45	3.67	3.53	3.54
Cobalt	0.36	0.41	0.37	0.40
Copper recovery rate (percent)	90.6	92.9	90.9	92.3
Production (millions of pounds):
Copper (recoverable)	79	66	159	133
Cobalt (contained)	6	6	12	12

100% Henderson Molybdenum Mine
Ore milled (metric tons per day)	22,000	22,000	20,900	22,700
Average molybdenum ore grade (percent)	0.22	0.24	0.24	0.24
Molybdenum production (millions of recoverable pounds)	8	9	17	19

III

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2012		2011		2012		2011
	(In Millions, Except Per Share Amounts)
Revenues	$4,475	[a]	$5,814	[a]	$9,080	[a]	$11,523	[a]
Cost of sales:
Production and delivery	2,622		2,557		5,050		4,934
Depreciation, depletion and amortization	291		267		558		499
Total cost of sales	2,913		2,824		5,608		5,433
Selling, general and administrative expenses	97		107		201		221
Exploration and research expenses	73		66		135		116
Environmental obligations and shutdown costs	81	[b]	60	[b]	91	[b]	60	[b]
Total costs and expenses	3,164		3,057		6,035		5,830
Operating income	1,311	[c]	2,757	[c]	3,045	[c]	5,693	[c]
Interest expense, net	(43)	[d]	(74)	[d]	(106)	[d]	(172)	[d]
Losses on early extinguishment of debt	—		(61)		(168)		(68)
Other income, net	51		2		38		12
Income before income taxes and equity in
affiliated companies' net (losses) earnings	1,319		2,624		2,809		5,465
Provision for income taxes	(422)		(906)		(913)		(1,890)
Equity in affiliated companies' net (losses) earnings	(3)		8		(1)		12
Net income	894		1,726		1,895		3,587
Net income attributable to noncontrolling interests	(184)		(358)		(421)		(720)
Net income attributable to FCX common stockholders	$710	[a,b,c]	$1,368	[a,b,c]	$1,474	[a,b,c]	$2,867	[a,b,c]

Net income per share attributable to FCX
common stockholders:
Basic	$0.75		$1.44		$1.55		$3.03
Diluted	$0.74		$1.43		$1.55		$3.00

Weighted-average common shares outstanding:
Basic	949		947		949		947
Diluted	953		956		954		956

Dividends declared per share of common stock	$0.3125		$0.75		$0.625		$1.00

a.
Includes (unfavorable) favorable adjustments to provisionally priced copper sales recognized in the prior periods totaling $(75) million ($(31) million to net income attributable to common stockholders) in second-quarter 2012, $(47) million ($(23) million to net income attributable to common stockholders) in second-quarter 2011, $101 million ($43 million to net income attributable to common stockholders) for the first six months of 2012 and $(12) million ($(5) million to net income attributable to common stockholders) for the first six months of 2011.

b.
Includes charges for adjustments to environmental obligations and related litigation reserves totaling $66 million ($53 million to net income) for the second quarter and first six months of 2012 and $49 million ($40 million to net income) for the second quarter and first six months of 2011.

c.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) of $14 million ($17 million to net income attributable to common stockholders) in second-quarter 2012, $13 million ($17 million to net income attributable to common stockholders) in second-quarter 2011, $(64) million ($(35) million to net income attributable to common stockholders) for the first six months of 2012 and $36 million ($18 million to net income attributable to common stockholders) for the first six months of 2011.

d.
Consolidated interest expense, excluding capitalized interest, totaled $55 million in second-quarter 2012, $97 million in second-quarter 2011, $154 million for the first six months of 2012 and $220 million for the first six months of 2011. Lower interest expense primarily reflects the impact of the first-quarter 2012 refinancing transaction and other debt repayments during 2011.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2012	2011
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,508	$4,822
Trade accounts receivable	1,052	892
Other accounts receivable	263	250
Inventories:
Mill and leach stockpiles	1,466	1,289
Materials and supplies, net	1,377	1,354
Product	1,182	1,226
Other current assets	328	214
Total current assets	10,176	10,047
Property, plant, equipment and development costs, net	19,613	18,449
Long-term mill and leach stockpiles	1,848	1,686
Long-term receivables	860	675
Intangible assets, net	324	325
Other assets	868	888
Total assets	$33,689	$32,070

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,364	$2,297
Dividends payable	299	240
Current portion of reclamation and environmental obligations	227	236
Accrued income taxes	48	163
Current portion of debt	4	4
Total current liabilities	2,942	2,940
Deferred income taxes	3,550	3,255
Long-term debt, less current portion	3,519	3,533
Reclamation and environmental obligations, less current portion	2,235	2,138
Other liabilities	1,553	1,651
Total liabilities	13,799	13,517
Equity:
FCX stockholders' equity:
Common stock	107	107
Capital in excess of par value	19,068	19,007
Retained earnings	1,426	546
Accumulated other comprehensive loss	(448)	(465)
Common stock held in treasury	(3,575)	(3,553)
Total FCX stockholders' equity	16,578	15,642
Noncontrolling interests	3,312	2,911
Total equity	19,890	18,553
Total liabilities and equity	$33,689	$32,070

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30,
	2012	2011
	(In Millions)
Cash flow from operating activities:
Net income	$1,895	$3,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	558	499
Stock-based compensation	54	69
Pension plans contributions	(75)	—
Charges for reclamation and environmental obligations, including accretion	112	79
Payments of reclamation and environmental obligations	(98)	(88)
Losses on early extinguishment of debt	168	68
Deferred income taxes	288	337
Increase in long-term mill and leach stockpiles	(162)	(98)
Other, net	17	(32)
(Increases) decreases in working capital and other tax payments:
Accounts receivable	(182)	577
Inventories	(160)	(346)
Other current assets	(11)	—
Accounts payable and accrued liabilities	(117)	(184)
Accrued income taxes and other tax payments	(304)	(429)
Net cash provided by operating activities	1,983	4,039

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(297)	(204)
South America	(392)	(257)
Indonesia	(387)	(301)
Africa	(297)	(40)
Molybdenum	(153)	(162)
Other	(21)	(68)
Other, net	(4)	19
Net cash used in investing activities	(1,551)	(1,013)

Cash flow from financing activities:
Proceeds from debt	3,016	23
Repayments of debt	(3,171)	(1,288)
Cash dividends paid:
Common stock	(535)	(949)
Noncontrolling interests	(38)	(195)
Contributions from noncontrolling interests	—	13
Net payments for stock-based awards	(3)	(3)
Excess tax benefit from stock-based awards	7	22
Other, net	(22)	(9)
Net cash used in financing activities	(746)	(2,386)

Net (decrease) increase in cash and cash equivalents	(314)	640
Cash and cash equivalents at beginning of year	4,822	3,738
Cash and cash equivalents at end of period	$4,508	$4,378

VI

.FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

PRODUCT REVENUES AND UNIT NET CASH COSTS
Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board of Directors to monitor operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as separate line items. Because these adjustments do not result from current period sales, FCX has reflected these separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, write-offs of equipment and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. Following are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,286	$1,286	$121	$21	$1,428

Site production and delivery, before net noncash
and other costs shown below	676	614	62	12	688
By-product credits[a]	(130)	—	—	—	—
Treatment charges	38	37	—	1	38
Net cash costs	584	651	62	13	726
Depreciation, depletion and amortization	90	84	5	1	90
Noncash and other costs, net	38	37	1	—	38
Total costs	712	772	68	14	854
Revenue adjustments, primarily for pricing
on prior period open sales	(8)	(8)	—	—	(8)
Gross profit	$566	$506	$53	$7	$566

Copper sales (millions of recoverable pounds)	360	360
Molybdenum sales (millions of recoverable pounds)[c]			9

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.57	$3.57	$13.53

Site production and delivery, before net noncash
and other costs shown below	1.88	1.71	7.00
By-product credits[a]	(0.36)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.62	1.81	7.00
Depreciation, depletion and amortization	0.25	0.23	0.57
Noncash and other costs, net	0.11	0.10	0.07
Total unit costs	1.98	2.14	7.64
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	—
Gross profit per pound	$1.57	$1.41	$5.89

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,428	$688	$90
Treatment charges	N/A	38	N/A
Net noncash and other costs	N/A	38	N/A
Revenue adjustments	(8)	N/A	N/A
Eliminations and other	7	18	4
North America copper mines	1,427	782	94
South America mining	1,016	490	72
Indonesia mining	956	594	53
Africa mining	322	152	40
Molybdenum	334	277	14
Rod & Refining	1,290	1,281	3
Atlantic Copper Smelting & Refining	695	669	10
Corporate, other & eliminations	(1,565)	(1,623)	5
As reported in FCX's consolidated financial statements	$4,475	$2,622	$291

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,384	$1,384	$160	$23	$1,567

Site production and delivery, before net noncash
and other costs shown below	587	528	62	10	600
By-product credits[a]	(170)	—	—	—	—
Treatment charges	32	31	—	1	32
Net cash costs	449	559	62	11	632
Depreciation, depletion and amortization	67	62	4	1	67
Noncash and other costs, net	33	33	—	—	33
Total costs	549	654	66	12	732
Revenue adjustments, primarily for pricing
on prior period open sales	(5)	(5)	—	—	(5)
Gross profit	$830	$725	$94	$11	$830

Copper sales (millions of recoverable pounds)	330	330
Molybdenum sales (millions of recoverable pounds)[c]			10

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$4.19	$4.19	$16.97

Site production and delivery, before net noncash
and other costs shown below	1.78	1.60	6.61
By-product credits[a]	(0.52)	—	—
Treatment charges	0.10	0.09	—
Unit net cash costs	1.36	1.69	6.61
Depreciation, depletion and amortization	0.20	0.19	0.39
Noncash and other costs, net	0.10	0.09	0.05
Total unit costs	1.66	1.97	7.05
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	—
Gross profit per pound	$2.51	$2.20	$9.92

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,567	$600	$67
Treatment charges	N/A	32	N/A
Net noncash and other costs	N/A	33	N/A
Revenue adjustments	(5)	N/A	N/A
Eliminations and other	(3)	6	4
North America copper mines	1,559	671	71
South America mining	1,448	441	66
Indonesia mining	1,564	518	60
Africa mining	378	156	38
Molybdenum	413	286	16
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,628)	(1,621)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

IX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,566	$2,566	$257	$42	$2,865

Site production and delivery, before net noncash
and other costs shown below	1,283	1,198	91	24	1,313
By-product credits[a]	(269)	—	—	—	—
Treatment charges	79	76	—	3	79
Net cash costs	1,093	1,274	91	27	1,392
Depreciation, depletion and amortization	179	169	7	3	179
Noncash and other costs, net	59	58	1	—	59
Total costs	1,331	1,501	99	30	1,630
Revenue adjustments	7	7	—	—	7
Gross profit	$1,242	$1,072	$158	$12	$1,242

Copper sales (millions of recoverable pounds)	697	697
Molybdenum sales (millions of recoverable pounds)[c]			19

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.68	$3.68	$13.83

Site production and delivery, before net noncash
and other costs shown below	1.84	1.72	4.92
By-product credits[a]	(0.39)	—	—
Treatment charges	0.12	0.11	—
Unit net cash costs	1.57	1.83	4.92
Depreciation, depletion and amortization	0.26	0.24	0.37
Noncash and other costs, net	0.08	0.08	0.04
Total unit costs	1.91	2.15	5.33
Revenue adjustments	0.01	0.01	—
Gross profit per pound	$1.78	$1.54	$8.50

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,865	$1,313	$179
Treatment charges	N/A	79	N/A
Net noncash and other costs	N/A	59	N/A
Revenue adjustments	7	N/A	N/A
Eliminations and other	11	38	8
North America copper mines	2,883	1,489	187
South America mining	2,270	953	134
Indonesia mining	1,906	1,089	99
Africa mining	627	284	72
Molybdenum	674	539	29
Rod & Refining	2,594	2,578	5
Atlantic Copper Smelting & Refining	1,407	1,364	20
Corporate, other & eliminations	(3,281)	(3,246)	12
As reported in FCX's consolidated financial statements	$9,080	$5,050	$558

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

X

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,593	$2,593	$284	$44	$2,921

Site production and delivery, before net noncash
and other costs shown below	1,067	959	114	18	1,091
By-product credits[a]	(304)	—	—	—	—
Treatment charges	62	60	—	2	62
Net cash costs	825	1,019	114	20	1,153
Depreciation, depletion and amortization	122	114	7	1	122
Noncash and other costs, net	86	84	2	—	86
Total costs	1,033	1,217	123	21	1,361
Revenue adjustments	(2)	(2)	—	—	(2)
Gross profit	$1,558	$1,374	$161	$23	$1,558

Copper sales (millions of recoverable pounds)	605	605
Molybdenum sales (millions of recoverable pounds)[c]			17

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$4.28	$4.28	$16.92

Site production and delivery, before net noncash
and other costs shown below	1.76	1.58	6.81
By-product credits[a]	(0.50)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.36	1.68	6.81
Depreciation, depletion and amortization	0.20	0.19	0.41
Noncash and other costs, net	0.15	0.14	0.08
Total unit costs	1.71	2.01	7.30
Revenue adjustments	—	—	—
Gross profit per pound	$2.57	$2.27	$9.62

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,921	$1,091	$122
Treatment charges	N/A	62	N/A
Net noncash and other costs	N/A	86	N/A
Revenue adjustments	(2)	N/A	N/A
Eliminations and other	1	20	7
North America copper mines	2,920	1,259	129
South America mining	2,850	852	123
Indonesia mining	3,294	1,044	117
Africa mining	687	280	66
Molybdenum	787	526	30
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,344)	(3,377)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

XI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,057	$1,057	$75	[a]	$1,132

Site production and delivery, before net noncash
and other costs shown below	469	438	37		475
By-product credits	(69)	—	—		—
Treatment charges	47	47	—		47
Net cash costs	447	485	37		522
Depreciation, depletion and amortization	71	68	3		71
Noncash and other costs, net	22	14	8		22
Total costs	540	567	48		615
Revenue adjustments, primarily for pricing
on prior period open sales	(68)	(68)	—		(68)
Gross profit	$449	$422	$27		$449

Copper sales (millions of recoverable pounds)	301	301

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.51	$3.51

Site production and delivery, before net noncash
and other costs shown below	1.56	1.45
By-product credits	(0.23)	—
Treatment charges	0.16	0.16
Unit net cash costs	1.49	1.61
Depreciation, depletion and amortization	0.24	0.23
Noncash and other costs, net	0.07	0.05
Total unit costs	1.80	1.89
Revenue adjustments, primarily for pricing
on prior period open sales	(0.22)	(0.22)
Gross profit per pound	$1.49	$1.40

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,132	$475	$71
Treatment charges	(47)	N/A	N/A
Net noncash and other costs	N/A	22	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(68)	N/A	N/A
Eliminations and other	(1)	(7)	1
South America mining	1,016	490	72
North America copper mines	1,427	782	94
Indonesia mining	956	594	53
Africa mining	322	152	40
Molybdenum	334	277	14
Rod & Refining	1,290	1,281	3
Atlantic Copper Smelting & Refining	695	669	10
Corporate, other & eliminations	(1,565)	(1,623)	5
As reported in FCX's consolidated financial statements	$4,475	$2,622	$291

a. Includes gold sales of 16 thousand ounces ($1,596 per ounce average realized price), silver sales of 712 thousand ounces ($28.36 per ounce average realized price) and molybdenum sales of 2 million pounds ($11.55 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,404	$1,404	$129	[a]	$1,533

Site production and delivery, before net noncash
and other costs shown below	417	382	41		423
By-product credits	(123)	—	—		—
Treatment charges	62	62	—		62
Net cash costs	356	444	41		485
Depreciation, depletion and amortization	65	61	4		65
Noncash and other costs, net	22	21	1		22
Total costs	443	526	46		572
Revenue adjustments, primarily for pricing
on prior period open sales	(24)	(24)	—		(24)
Gross profit	$937	$854	$83		$937

Copper sales (millions of recoverable pounds)	331	331

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.24	$4.24

Site production and delivery, before net noncash
and other costs shown below	1.26	1.15
By-product credits	(0.37)	—
Treatment charges	0.19	0.19
Unit net cash costs	1.08	1.34
Depreciation, depletion and amortization	0.19	0.19
Noncash and other costs, net	0.07	0.06
Total unit costs	1.34	1.59
Revenue adjustments, primarily for pricing
on prior period open sales	(0.07)	(0.07)
Gross profit per pound	$2.83	$2.58

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,533	$423	$65
Treatment charges	(62)	N/A	N/A
Net noncash and other costs	N/A	22	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(24)	N/A	N/A
Eliminations and other	1	(4)	1
South America mining	1,448	441	66
North America copper mines	1,559	671	71
Indonesia mining	1,564	518	60
Africa mining	378	156	38
Molybdenum	413	286	16
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,628)	(1,621)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Includes gold sales of 25 thousand ounces ($1,515 per ounce average realized price), silver sales of 766 thousand ounces ($41.03 per ounce average realized price) and molybdenum sales of 3 million pounds ($14.29 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$2,094	$2,094	$164	[a]	$2,258

Site production and delivery, before net noncash
and other costs shown below	908	842	77		919
By-product credits	(153)	—	—		—
Treatment charges	95	95	—		95
Net cash costs	850	937	77		1,014
Depreciation, depletion and amortization	134	127	7		134
Noncash and other costs, net	42	27	15		42
Total costs	1,026	1,091	99		1,190
Revenue adjustments, primarily for pricing
on prior period open sales	104	104	—		104
Gross profit	$1,172	$1,107	$65		$1,172

Copper sales (millions of recoverable pounds)	587	587

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.56	$3.56

Site production and delivery, before net noncash
and other costs shown below	1.55	1.43
By-product credits	(0.26)	—
Treatment charges	0.16	0.16
Unit net cash costs	1.45	1.59
Depreciation, depletion and amortization	0.22	0.22
Noncash and other costs, net	0.07	0.05
Total unit costs	1.74	1.86
Revenue adjustments, primarily for pricing
on prior period open sales	0.18	0.18
Gross profit per pound	$2.00	$1.88

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,258	$919	$134
Treatment charges	(95)	N/A	N/A
Net noncash and other costs	N/A	42	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	104	N/A	N/A
Eliminations and other	3	(8)	—
South America mining	2,270	953	134
North America copper mines	2,883	1,489	187
Indonesia mining	1,906	1,089	99
Africa mining	627	284	72
Molybdenum	674	539	29
Rod & Refining	2,594	2,578	5
Atlantic Copper Smelting & Refining	1,407	1,364	20
Corporate, other & eliminations	(3,281)	(3,246)	12
As reported in FCX's consolidated financial statements	$9,080	$5,050	$558

a. Includes gold sales of 35 thousand ounces ($1,630 per ounce average realized price), silver sales of 1.4 million ounces ($29.33 per ounce average realized price) and molybdenum sales of 4 million pounds ($11.95 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$2,725	$2,725	$248	[a]	$2,973

Site production and delivery, before net noncash
and other costs shown below	823	757	78		835
By-product credits	(236)	—	—		—
Treatment charges	121	121	—		121
Net cash costs	708	878	78		956
Depreciation, depletion and amortization	122	115	7		122
Noncash and other costs, net	41	37	4		41
Total costs	871	1,030	89		1,119
Revenue adjustments, primarily for pricing
on prior period open sales	12	(8)	20		12
Gross profit	$1,866	$1,687	$179		$1,866

Copper sales (millions of recoverable pounds)	643	643

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.24	$4.24

Site production and delivery, before net noncash
and other costs shown below	1.28	1.18
By-product credits	(0.37)	—
Treatment charges	0.19	0.19
Unit net cash costs	1.10	1.37
Depreciation, depletion and amortization	0.19	0.18
Noncash and other costs, net	0.07	0.06
Total unit costs	1.36	1.61
Revenue adjustments, primarily for pricing
on prior period open sales	0.02	(0.01)
Gross profit per pound	$2.90	$2.62

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,973	$835	$122
Treatment charges	(121)	N/A	N/A
Net noncash and other costs	N/A	41	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	12	N/A	N/A
Eliminations and other	(14)	(24)	1
South America mining	2,850	852	123
North America copper mines	2,920	1,259	129
Indonesia mining	3,294	1,044	117
Africa mining	687	280	66
Molybdenum	787	526	30
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,344)	(3,377)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Includes gold sales of 49 thousand ounces ($1,467 per ounce average realized price), silver sales of 1.5 million ounces ($37.55 per ounce average realized price) and molybdenum sales of 6 million pounds ($15.01 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$637	$637	$391	$13	[a]	$1,041

Site production and delivery, before net noncash
and other costs shown below	589	361	221	7		589
Gold and silver credits	(402)	—	—	—		—
Treatment charges	38	23	14	1		38
Royalty on metals	25	15	10	—		25
Net cash costs	250	399	245	8		652
Depreciation and amortization	53	32	20	1		53
Noncash and other costs, net	5	3	2	—		5
Total costs	308	434	267	9		710
Revenue adjustments, primarily for pricing on
prior period open sales	(20)	(20)	(2)	—		(22)
Gross profit	$309	$183	$122	$4		$309

Copper sales (millions of recoverable pounds)	183	183
Gold sales (thousands of recoverable ounces)			247

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.49	$3.49	$1,587

Site production and delivery, before net noncash
and other costs shown below	3.23	1.97	898
Gold and silver credits	(2.20)	—	—
Treatment charges	0.21	0.13	58
Royalty on metals	0.13	0.08	37
Unit net cash costs	1.37	2.18	993
Depreciation and amortization	0.29	0.18	80
Noncash and other costs, net	0.03	0.02	8
Total unit costs	1.69	2.38	1,081
Revenue adjustments, primarily for pricing on
prior period open sales	(0.11)	(0.11)	(9)
Gross profit per pound/ounce	$1.69	$1.00	$497

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,041	$589	$53
Treatment charges	(38)	N/A	N/A
Royalty on metals	(25)	N/A	N/A
Net noncash and other costs	N/A	5	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(22)	N/A	N/A
Indonesia mining	956	594	53
North America copper mines	1,427	782	94
South America mining	1,016	490	72
Africa mining	322	152	40
Molybdenum	334	277	14
Rod & Refining	1,290	1,281	3
Atlantic Copper Smelting & Refining	695	669	10
Corporate, other & eliminations	(1,565)	(1,623)	5
As reported in FCX's consolidated financial statements	$4,475	$2,622	$291

a. Includes silver sales of 476 thousand ounces ($27.23 per ounce average realized price).

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,131	$1,131	$498	$30	[a]	$1,659

Site production and delivery, before net noncash
and other costs shown below	511	348	154	9		511
Gold and silver credits	(545)	—	—	—		—
Treatment charges	48	33	14	1		48
Royalty on metals	44	30	13	1		44
Net cash costs	58	411	181	11		603
Depreciation and amortization	60	41	18	1		60
Noncash and other costs, net	7	5	2	—		7
Total costs	125	457	201	12		670
Revenue adjustments, primarily for pricing on
prior period open sales	(20)	(20)	16	1		(3)
Gross profit	$986	$654	$313	$19		$986

Copper sales (millions of recoverable pounds)	265	265
Gold sales (thousands of recoverable ounces)			330

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.26	$4.26	$1,509

Site production and delivery, before net noncash
and other costs shown below	1.93	1.31	465
Gold and silver credits	(2.06)	—	—
Treatment charges	0.18	0.13	44
Royalty on metals	0.17	0.11	40
Unit net cash costs	0.22	1.55	549
Depreciation and amortization	0.23	0.15	55
Noncash and other costs, net	0.02	0.02	6
Total unit costs	0.47	1.72	610
Revenue adjustments, primarily for pricing on
prior period open sales	(0.07)	(0.07)	48
Gross profit per pound/ounce	$3.72	$2.47	$947

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,659	$511	$60
Treatment charges	(48)	N/A	N/A
Royalty on metals	(44)	N/A	N/A
Net noncash and other costs	N/A	7	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(3)	N/A	N/A
Indonesia mining	1,564	518	60
North America copper mines	1,559	671	71
South America mining	1,448	441	66
Africa mining	378	156	38
Molybdenum	413	286	16
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,628)	(1,621)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Includes silver sales of 832 thousand ounces ($36.16 per ounce average realized price).

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,128	$1,128	$841	$27	[a]	$1,996

Site production and delivery, before net noncash
and other costs shown below	1,059	598	446	15		1,059
Gold and silver credits	(871)	—	—	—		—
Treatment charges	63	36	26	1		63
Royalty on metals	43	24	18	1		43
Net cash costs	294	658	490	17		1,165
Depreciation and amortization	99	56	42	1		99
Noncash and other costs, net	30	17	13	—		30
Total costs	423	731	545	18		1,294
Revenue adjustments, primarily for pricing on
prior period open sales	13	13	3	—		16
Gross profit	$718	$410	$299	$9		$718

Copper sales (millions of recoverable pounds)	317	317
Gold sales (thousands of recoverable ounces)			513

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.56	$3.56	$1,639

Site production and delivery, before net noncash
and other costs shown below	3.35	1.89	869
Gold and silver credits	(2.75)	—	—
Treatment charges	0.20	0.11	52
Royalty on metals	0.13	0.08	35
Unit net cash costs	0.93	2.08	956
Depreciation and amortization	0.31	0.18	81
Noncash and other costs, net	0.09	0.05	25
Total unit costs	1.33	2.31	1,062
Revenue adjustments, primarily for pricing on
prior period open sales	0.04	0.04	5
Gross profit per pound/ounce	$2.27	$1.29	$582

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,996	$1,059	$99
Treatment charges	(63)	N/A	N/A
Royalty on metals	(43)	N/A	N/A
Net noncash and other costs	N/A	30	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	16	N/A	N/A
Indonesia mining	1,906	1,089	99
North America copper mines	2,883	1,489	187
South America mining	2,270	953	134
Africa mining	627	284	72
Molybdenum	674	539	29
Rod & Refining	2,594	2,578	5
Atlantic Copper Smelting & Refining	1,407	1,364	20
Corporate, other & eliminations	(3,281)	(3,246)	12
As reported in FCX's consolidated financial statements	$9,080	$5,050	$558

a. Includes silver sales of 925 thousand ounces ($29.84 per ounce average realized price).

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$2,297	$2,297	$1,150	$63	[a]	$3,510

Site production and delivery, before net noncash
and other costs shown below	1,022	669	335	18		1,022
Gold and silver credits	(1,195)	—	—	—		—
Treatment charges	98	64	32	2		98
Royalty on metals	89	58	29	2		89
Net cash costs	14	791	396	22		1,209
Depreciation and amortization	117	77	38	2		117
Noncash and other costs, net	22	15	7	—		22
Total costs	153	883	441	24		1,348
Revenue adjustments, primarily for pricing on
prior period open sales	(11)	(11)	(17)	(1)		(29)
Gross profit	$2,133	$1,403	$692	$38		$2,133

Copper sales (millions of recoverable pounds)	543	543
Gold sales (thousands of recoverable ounces)			784

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.23	$4.23	$1,466

Site production and delivery, before net noncash
and other costs shown below	1.88	1.23	427
Gold and silver credits	(2.20)	—	—
Treatment charges	0.18	0.12	41
Royalty on metals	0.16	0.11	37
Unit net cash costs	0.02	1.46	505
Depreciation and amortization	0.22	0.14	49
Noncash and other costs, net	0.04	0.02	9
Total unit costs	0.28	1.62	563
Revenue adjustments, primarily for pricing on
prior period open sales	(0.02)	(0.02)	(22)
Gross profit per pound/ounce	$3.93	$2.59	$881

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,510	$1,022	$117
Treatment charges	(98)	N/A	N/A
Royalty on metals	(89)	N/A	N/A
Net noncash and other costs	N/A	22	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(29)	N/A	N/A
Indonesia mining	3,294	1,044	117
North America copper mines	2,920	1,259	129
South America mining	2,850	852	123
Africa mining	687	280	66
Molybdenum	787	526	30
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,344)	(3,377)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Includes silver sales of 1.7 million ounces ($36.65 per ounce average realized price).

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$284	$284	$49	$333

Site production and delivery, before net noncash
and other costs shown below	121	114	30	144
Cobalt credits[b]	(27)	—	—	—
Royalty on metals	6	5	1	6
Net cash costs	100	119	31	150
Depreciation, depletion and amortization	40	35	5	40
Noncash and other costs, net	8	7	1	8
Total costs	148	161	37	198
Revenue adjustments, primarily for pricing
on prior period open sales	(6)	(6)	1	(5)
Gross profit	$130	$117	$13	$130

Copper sales (millions of recoverable pounds)	82	82
Cobalt sales (millions of contained pounds)			6

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.45	$3.45	$8.24

Site production and delivery, before net noncash
and other costs shown below	1.48	1.39	5.09
Cobalt credits[b]	(0.33)	—	—
Royalty on metals	0.07	0.06	0.13
Unit net cash costs	1.22	1.45	5.22
Depreciation, depletion and amortization	0.49	0.43	0.75
Noncash and other costs, net	0.09	0.08	0.14
Total unit costs	1.80	1.96	6.11
Revenue adjustments, primarily for pricing
on prior period open sales	(0.07)	(0.07)	0.12
Gross profit per pound	$1.58	$1.42	$2.25

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$333	$144	$40
Royalty on metals	(6)	N/A	N/A
Net noncash and other costs	N/A	8	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(5)	N/A	N/A
Africa mining	322	152	40
North America copper mines	1,427	782	94
South America mining	1,016	490	72
Indonesia mining	956	594	53
Molybdenum	334	277	14
Rod & Refining	1,290	1,281	3
Atlantic Copper Smelting & Refining	695	669	10
Corporate, other & eliminations	(1,565)	(1,623)	5
As reported in FCX's consolidated financial statements	$4,475	$2,622	$291

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$307	$307	$83	$390

Site production and delivery, before net noncash
and other costs shown below	122	103	43	146
Cobalt credits[b]	(58)	—	—	—
Royalty on metals	7	6	1	7
Net cash costs	71	109	44	153
Depreciation, depletion and amortization	38	32	6	38
Noncash and other costs, net	10	9	1	10
Total costs	119	150	51	201
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	(4)	(1)	(5)
Gross profit	$184	$153	$31	$184

Copper sales (millions of recoverable pounds)	75	75
Cobalt sales (millions of contained pounds)			7

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$4.08	$4.08	$11.16

Site production and delivery, before net noncash
and other costs shown below	1.62	1.37	5.69
Cobalt credits[b]	(0.77)	—	—
Royalty on metals	0.09	0.08	0.19
Unit net cash costs	0.94	1.45	5.88
Depreciation, depletion and amortization	0.50	0.42	0.81
Noncash and other costs, net	0.16	0.13	0.24
Total unit costs	1.60	2.00	6.93
Revenue adjustments, primarily for pricing
on prior period open sales	(0.04)	(0.04)	(0.13)
Gross profit per pound	$2.44	$2.04	$4.10

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$390	$146	$38
Royalty on metals	(7)	N/A	N/A
Net noncash and other costs	N/A	10	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(5)	N/A	N/A
Africa mining	378	156	38
North America copper mines	1,559	671	71
South America mining	1,448	441	66
Indonesia mining	1,564	518	60
Molybdenum	413	286	16
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,628)	(1,621)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$536	$536	$92	$628

Site production and delivery, before net noncash
and other costs shown below	224	213	56	269
Cobalt credits[b]	(50)	—	—	—
Royalty on metals	12	11	1	12
Net cash costs	186	224	57	281
Depreciation, depletion and amortization	72	64	8	72
Noncash and other costs, net	15	13	2	15
Total costs	273	301	67	368
Revenue adjustments, primarily for pricing
on prior period open sales	8	8	3	11
Gross profit	$271	$243	$28	$271

Copper sales (millions of recoverable pounds)	151	151
Cobalt sales (millions of contained pounds)			11

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.54	$3.54	$8.40

Site production and delivery, before net noncash
and other costs shown below	1.49	1.41	5.11
Cobalt credits[b]	(0.34)	—	—
Royalty on metals	0.08	0.07	0.13
Unit net cash costs	1.23	1.48	5.24
Depreciation, depletion and amortization	0.48	0.42	0.71
Noncash and other costs, net	0.10	0.09	0.14
Total unit costs	1.81	1.99	6.09
Revenue adjustments, primarily for pricing
on prior period open sales	0.06	0.06	0.22
Gross profit per pound	$1.79	$1.61	$2.53

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$628	$269	$72
Royalty on metals	(12)	N/A	N/A
Net noncash and other costs	N/A	15	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	11	N/A	N/A
Africa mining	627	284	72
North America copper mines	2,883	1,489	187
South America mining	2,270	953	134
Indonesia mining	1,906	1,089	99
Molybdenum	674	539	29
Rod & Refining	2,594	2,578	5
Atlantic Copper Smelting & Refining	1,407	1,364	20
Corporate, other & eliminations	(3,281)	(3,246)	12
As reported in FCX's consolidated financial statements	$9,080	$5,050	$558

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$553	$553	$146	$699

Site production and delivery, before net noncash
and other costs shown below	212	183	74	257
Cobalt credits[b]	(103)	—	—	—
Royalty on metals	13	10	3	13
Net cash costs	122	193	77	270
Depreciation, depletion and amortization	66	56	10	66
Noncash and other costs, net	23	19	4	23
Total costs	211	268	91	359
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	2	1
Gross profit	$341	$284	$57	$341

Copper sales (millions of recoverable pounds)	135	135
Cobalt sales (millions of contained pounds)			13

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$4.11	$4.11	$11.02

Site production and delivery, before net noncash
and other costs shown below	1.57	1.36	5.59
Cobalt credits[b]	(0.76)	—	—
Royalty on metals	0.10	0.08	0.18
Unit net cash costs	0.91	1.44	5.77
Depreciation, depletion and amortization	0.49	0.41	0.80
Noncash and other costs, net	0.17	0.15	0.28
Total unit costs	1.57	2.00	6.85
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	0.16
Gross profit per pound	$2.53	$2.10	$4.33

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$699	$257	$66
Royalty on metals	(13)	N/A	N/A
Net noncash and other costs	N/A	23	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	1	N/A	N/A
Africa mining	687	280	66
North America copper mines	2,920	1,259	129
South America mining	2,850	852	123
Indonesia mining	3,294	1,044	117
Molybdenum	787	526	30
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,344)	(3,377)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Includes adjustments for point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Three Months Ended June 30,
(In Millions)	2012	2011

Revenues, excluding adjustments	$130	$164

Site production and delivery, before net noncash
and other costs shown below	51	50
Treatment charges and other	8	8
Net cash costs	59	58
Depreciation, depletion and amortization	8	8
Noncash and other costs, net	2	1
Total costs	69	67
Gross profit[a]	$61	$97

Molybdenum sales (millions of recoverable pounds)	8	9

Gross profit per pound of molybdenum:

Revenues, excluding adjustments	$15.11	$17.35

Site production and delivery, before net noncash
and other costs shown below	5.95	5.33
Treatment charges and other	0.88	0.88
Unit net cash costs	6.83	6.21
Depreciation, depletion and amortization	0.95	0.89
Noncash and other costs, net	0.25	0.03
Total unit costs	8.03	7.13
Gross profit per pound	$7.08	$10.22

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Three Months Ended June 30, 2012	Revenues	and Delivery	Amortization
Totals presented above	$130	$51	$8
Treatment charges and other	(8)	N/A	N/A
Net noncash and other costs	N/A	2	N/A
Henderson mine	122	53	8
Other molybdenum operations and eliminations[b]	212	224	6
Molybdenum	334	277	14
North America copper mines	1,427	782	94
South America mining	1,016	490	72
Indonesia mining	956	594	53
Africa mining	322	152	40
Rod & Refining	1,290	1,281	3
Atlantic Copper Smelting & Refining	695	669	10
Corporate, other & eliminations	(1,565)	(1,623)	5
As reported in FCX's consolidated financial statements	$4,475	$2,622	$291

Three Months Ended June 30, 2011
Totals presented above	$164	$50	$8
Treatment charges and other	(8)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	156	51	8
Other molybdenum operations and eliminations[b]	257	235	8
Molybdenum	413	286	16
North America copper mines	1,559	671	71
South America mining	1,448	441	66
Indonesia mining	1,564	518	60
Africa mining	378	156	38
Rod & Refining	1,427	1,421	2
Atlantic Copper Smelting & Refining	653	685	9
Corporate, other & eliminations	(1,628)	(1,621)	5
As reported in FCX's consolidated financial statements	$5,814	$2,557	$267

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines. Also includes the results of the Climax molybdenum mine, which commenced commercial production in May 2012.

XXIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Six Months Ended June 30,
(In Millions)	2012	2011

Revenues, excluding adjustments	$264	$336

Site production and delivery, before net noncash
and other costs shown below	105	102
Treatment charges and other	15	17
Net cash costs	120	119
Depreciation, depletion and amortization	16	17
Noncash and other costs, net	1	1
Total costs	137	137
Gross profit[a]	$127	$199

Molybdenum sales (millions of recoverable pounds)	17	19

Gross profit per pound of molybdenum:

Revenues, excluding adjustments	$15.07	$17.36

Site production and delivery, before net noncash
and other costs shown below	5.98	5.29
Treatment charges and other	0.87	0.88
Unit net cash costs	6.85	6.17
Depreciation, depletion and amortization	0.93	0.88
Noncash and other costs, net	0.06	0.04
Total unit costs	7.84	7.09
Gross profit per pound	$7.23	$10.27

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Six Months Ended June 30, 2012	Revenues	and Delivery	Amortization
Totals presented above	$264	$105	$16
Treatment charges and other	(15)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	249	106	16
Other molybdenum operations and eliminations[b]	425	433	13
Molybdenum	674	539	29
North America copper mines	2,883	1,489	187
South America mining	2,270	953	134
Indonesia mining	1,906	1,089	99
Africa mining	627	284	72
Rod & Refining	2,594	2,578	5
Atlantic Copper Smelting & Refining	1,407	1,364	20
Corporate, other & eliminations	(3,281)	(3,246)	12
As reported in FCX's consolidated financial statements	$9,080	$5,050	$558

Six Months Ended June 30, 2011
Totals presented above	$336	$102	$17
Treatment charges and other	(17)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	319	103	17
Other molybdenum operations and eliminations[b]	468	423	13
Molybdenum	787	526	30
North America copper mines	2,920	1,259	129
South America mining	2,850	852	123
Indonesia mining	3,294	1,044	117
Africa mining	687	280	66
Rod & Refining	2,914	2,902	4
Atlantic Copper Smelting & Refining	1,415	1,448	19
Corporate, other & eliminations	(3,344)	(3,377)	11
As reported in FCX's consolidated financial statements	$11,523	$4,934	$499

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines. Also includes the results of the Climax molybdenum mine, which commenced commercial production in May 2012.

XXV

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

Following are summaries of the approximate amounts in the calculation of FCX's consolidated provision for income taxes for the second quarters and first six months of 2012 and 2011 (in millions, except percentages):

	Three Months Ended June 30,
	2012				2011
				Income Tax			Income Tax
		Effective		(Provision)		Effective	(Provision)
	Income[a]	Tax Rate		Benefit	Income[a]	Tax Rate	Benefit
U.S.	$454	24%		$(110)	$595	20%	$(120)
South America	445	34%		(151)	913	35%	(321)
Indonesia	292	43%		(126)	944	43%	(405)
Africa	79	28%		(22)	136	29%	(40)
Eliminations and other	49	N/A		(8)	36	N/A	(28)
Annualized rate adjustment[b]	N/A	N/A		(5)	N/A	N/A	8
Consolidated FCX	$1,319	32%	[c]	$(422)	$2,624	34%	$(906)

	Six Months Ended June 30,
	2012				2011
				Income Tax			Income Tax
		Effective		(Provision)		Effective	(Provision)
	Income[a]	Tax Rate		Benefit	Income[a]	Tax Rate	Benefit
U.S.	$793	24%		$(193)	$1,242	21%	$(258)
South America	1,136	34%		(391)	1,827	34%	(627)
Indonesia	643	43%		(276)	2,105	43%	(901)
Africa	168	31%		(51)	240	33%	(80)
Eliminations and other	69	N/A		1	51	N/A	(39)
Annualized rate adjustment[b]	N/A	N/A		(3)	N/A	N/A	15
Consolidated FCX	$2,809	33%	[c]	$(913)	$5,465	35%	$(1,890)

a.	Represents income by geographic location before income taxes and equity in affiliated companies' net (losses) earnings.

b.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its estimated annualized tax rate.

c.
FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which it operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming average prices of $3.50 per pound for copper, $1,600 per ounce for gold and $13 per pound for molybdenum for the second half of 2012 and achievement of current sales volume and cost estimates, FCX estimates its annual consolidated effective tax rate will approximate 33 percent.

XXVI

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS

FCX has organized its operations into five primary divisions - North America copper mines, South America mining, Indonesia mining, Africa mining and Molybdenum operations. Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis. Therefore, FCX concluded that its operating segments include individual mines or operations. Operating segments that meet certain thresholds are reportable segments, which are separately disclosed in the following table.

Intersegment Sales. Intersegment sales between FCX's operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations. FCX allocates certain operating costs, expenses and capital expenditures to the operating divisions and individual segments. However, not all costs and expenses applicable to a mine or operation are allocated. All U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable country. In addition, most exploration and research activities are managed at the corporate level, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XXVII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In Millions)	North America Copper Mines			South America			Indonesia		Africa
												Atlantic
												Copper	Corporate,
		Other		Cerro	Other					Molyb-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Three Months Ended June 30, 2012
Revenues:
Unaffiliated customers	$105	$(5)	$100	$332	$546	$878	$875	[a]	$317	$334	$1,283	$686	$2	$4,475
Intersegment	405	922	1,327	151	(13)	138	81		5	—	7	9	(1,567)	—
Production and delivery	279	503	782	185	305	490	594		152	277	1,281	669	(1,623)	2,622
Depreciation, depletion and amortization	33	61	94	33	39	72	53		40	14	3	10	5	291
Selling, general and administrative expenses	1	—	1	—	1	1	27		1	3	—	5	59	97
Exploration and research expenses	—	—	—	—	—	—	—		—	1	—	—	72	73
Environmental obligations and shutdown costs	—	42	42	—	—	—	—		—	—	—	—	39	81
Operating income (loss)	197	311	508	265	188	453	282		129	39	6	11	(117)	1,311

Interest expense, net	—	1	1	—	—	—	3		—	—	—	3	36	43
Provision for income taxes	—	—	—	96	55	151	126		22	—	—	—	123	422
Total assets at June 30, 2012	2,135	5,356	7,491	5,472	4,081	9,553	5,883		4,318	2,561	327	990	2,566	33,689
Capital expenditures	52	102	154	116	124	240	205		170	58	—	4	9	840

Three Months Ended June 30, 2011
Revenues:
Unaffiliated customers	$157	$94	$251	$598	$638	$1,236	$1,465	[a]	$375	$413	$1,421	$651	$2	$5,814
Intersegment	438	870	1,308	138	74	212	99		3	—	6	2	(1,630)	—
Production and delivery	257	414	671	198	243	441	518		156	286	1,421	685	(1,621)	2,557
Depreciation, depletion and amortization	30	41	71	36	30	66	60		38	16	2	9	5	267
Selling, general and administrative expenses	1	—	1	1	—	1	28		3	4	—	5	65	107
Exploration and research expenses	1	—	1	—	—	—	—		—	1	—	—	64	66
Environmental obligations and shutdown costs	3	—	3	—	—	—	—		—	—	1	—	56	60
Operating income (loss)	303	509	812	501	439	940	958		181	106	3	(46)	(197)	2,757

Interest expense, net	1	2	3	1	—	1	1		1	—	—	4	64	74
Provision for income taxes	—	—	—	159	162	321	405		40	—	—	—	140	906
Total assets at June 30, 2011	1,970	4,797	6,767	4,732	3,558	8,290	5,876		3,744	2,193	359	1,316	2,034	30,579
Capital expenditures	19	66	85	32	85	117	176		29	91	2	16	11	527

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $368 million in second-quarter 2012 and $653 million in second-quarter 2011.

XXVIII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)
(In Millions)	North America Copper Mines			South America			Indonesia		Africa
												Atlantic
												Copper	Corporate,
		Other		Cerro	Other					Molyb-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Six Months Ended June 30, 2012
Revenues:
Unaffiliated customers	$118	$12	$130	$781	$1,072	$1,853	$1,828	[a]	$620	$674	$2,581	$1,390	$4	$9,080
Intersegment	918	1,835	2,753	278	139	417	78		7	—	13	17	(3,285)	—
Production and delivery	535	954	1,489	378	575	953	1,089		284	539	2,578	1,364	(3,246)	5,050
Depreciation, depletion and amortization	64	123	187	63	71	134	99		72	29	5	20	12	558
Selling, general and administrative expenses	1	1	2	1	2	3	60		3	6	—	10	117	201
Exploration and research expenses	—	—	—	—	—	—	—		—	2	—	—	133	135
Environmental obligations and shutdown costs	—	42	42	—	—	—	—		—	—	—	—	49	91
Operating income (loss)	436	727	1,163	617	563	1,180	658		268	98	11	13	(346)	3,045

Interest expense, net	—	2	2	5	—	5	3		—	—	—	6	90	106
Provision for income taxes	—	—	—	219	172	391	276		51	—	—	—	195	913
Capital expenditures	96	201	297	185	207	392	387		297	153	3	7	11	1,547

Six Months Ended June 30, 2011
Revenues:
Unaffiliated customers	$293	$110	$403	$1,266	$1,233	$2,499	$2,837	[a]	$684	$787	$2,902	$1,407	$4	$11,523
Intersegment	824	1,693	2,517	198	153	351	457		3	—	12	8	(3,348)	—
Production and delivery	467	792	1,259	373	479	852	1,044		280	526	2,902	1,448	(3,377)	4,934
Depreciation, depletion and amortization	58	71	129	70	53	123	117		66	30	4	19	11	499
Selling, general and administrative expenses	1	1	2	2	1	3	71		5	8	—	13	119	221
Exploration and research expenses	1	—	1	—	—	—	—		—	2	—	—	113	116
Environmental obligations and shutdown costs	3	—	3	—	—	—	—		—	—	1	—	56	60
Operating income (loss)	587	939	1,526	1,019	853	1,872	2,062		336	221	7	(65)	(266)	5,693

Interest expense, net	2	3	5	1	—	1	2		3	—	—	8	153	172
Provision for income taxes	—	—	—	322	305	627	901		80	—	—	—	282	1,890
Capital expenditures	48	156	204	56	201	257	301		40	162	5	24	39	1,032

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $957 million for the first six months of 2012 and $1.3 billion for the first six months of 2011.

XXIX